As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 33-62443

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE LAMSON & SESSIONS CO.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-6349210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25701 Science Park Drive
Cleveland, Ohio 44122-7313
(Address of Principal Executive Offices) (Zip Code)
NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full Title of the Plan)

James J. Abel
Executive Vice President, Secretary, Treasurer and Chief Financial Officer
The Lamson & Sessions Co.
25701 Science Park Drive
Cleveland, Ohio 44122-7313
(Name and Address of Agent for Service)
(216) 464-3400
(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed solely to remove from registration securities that were registered and will not be issued.
This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II

Termination of Registration
     The Lamson & Sessions Co. (the “Registrant”) filed its Registration Statement No. 33-62443 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on September 8, 1995 with respect to the registration of 60,000 of the Registrant’s Common Shares, without par value, (the “Common Shares”), which were to be issued under the Registrant’s Nonemployee Directors Stock Option Plan (the “Plan”).
     The Registrant will no longer issue Common Shares under the Plan as of November 5, 2007. Pursuant to the undertaking included in the Registration Statement, this Post-Effective Amendment No. 1 is being filed to remove from registration the Common Shares that have not been issued under the Plan as of November 5, 2007 and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-62443 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 5, 2007.

THE LAMSON & SESSIONS CO.
By:	/s/ James J. Abel

James J. Abel Executive Vice President, Secretary, Treasurer and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been executed by the following persons in the capacities indicated as of November 5, 2007.

Signature	Title

/s/ Michael J. Merriman Jr. Michael J. Merriman Jr.	President and Chief Executive Officer (Principal Executive Officer); Director

/s/ James J. Abel James J. Abel	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer); Director

/s/ Lori L. Spencer Lori L. Spencer	Vice President and Controller (Principal Accounting Officer)

John B. Schulze	Chairman of Board; Director

James T. Bartlett	Director

William H. Coquillette	Director

*	Director
John C. Dannemiller

*	Director
George R. Hill

Director
William E. MacDonald III

*	Director
A. Malachi Mixon III

*	Director
D. Van Skilling
     *James J. Abel, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

November 5, 2007	By:	/s/ James J. Abel

James J. Abel Attorney-in-Fact

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